Exhibit 4.8

CUSTODY AND CONTROL AGREEMENT

CUSTODY AND CONTROL AGREEMENT (this “Agreement”) dated as of November 30, 2017, by and among The Bank of New York Mellon, in its capacity as Custodian (the “Custodian”), Synchrony Card Issuance Trust, a Delaware statutory trust (the “Issuer”), and The Bank of New York Mellon, in its capacity as Indenture Trustee (the “Indenture Trustee”).

WHEREAS, the Issuer is the owner of the Trust Accounts;

WHEREAS, the Issuer has entered into the Master Indenture (as amended, restated or modified, the “Indenture”), dated as of the date hereof, with the Indenture Trustee, whereby the Issuer has granted a security interest to the Indenture Trustee in, among other things, all funds, Financial Assets, Investment Property and other investments or other property held from time to time in or credited to any Trust Account and all proceeds of the foregoing;

WHEREAS, the Issuer is entering into this Agreement to perfect the security interest of the Indenture Trustee in the Trust Accounts and in the Issuer’s Security Entitlements in respect of the Trust Account Property in the Trust Accounts from time to time; and

WHEREAS, the Issuer and the Indenture Trustee desire to appoint the Custodian as custodian on behalf of the Issuer and the Indenture Trustee in respect of their respective interests, and the Custodian has agreed to so act as custodian, under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

SECTION 1.        Certain Definitions.

(a)       As used herein the following terms shall have the following meanings:

“Certificated Security” has the meaning specified in Section 8-102(a)(4) of the UCC.

“Clearing Corporation” has the meaning specified in Section 8-102(a)(5) of the UCC.

“Clearstream” means Clearstream, société anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg.

“Clearstream Security” means a “security” (as defined in Section 8-102(a)(15) of the UCC) that (i) is a debt or equity security and (ii) is capable of being transferred to the Custodian’s account at Clearstream pursuant to Section 2(b), whether or not such transfer has occurred.

“Custodian” has the meaning specified in the introduction hereto.

“Deposit Account” has the meaning specified in Section 9-102(a)(29) of the UCC.

“Entitlement Holder” means a Person identified in the records of the Custodian as the Person having a Security Entitlement against the Custodian.

“Entitlement Order” means a notification communicated to the Custodian directing transfer or redemption of a Financial Asset to which the Entitlement Holder has a Security Entitlement, which shall be any Instruction with respect to the Trust Accounts or the Trust Account Property held pursuant to this Agreement, and in any event shall include an “entitlement order” as defined in Article 8 of the UCC.

“Euroclear” means Euroclear Bank S.A./N.V. Brussels office, as operator of the Euroclear system.

“Euroclear Security” means a “security” (as defined in Section 8-102(a)(15) of the UCC) that (i) is a debt or equity security and (ii) is capable of being transferred to the Custodian’s account at Euroclear pursuant to Section 2(b), whether or not such transfer has occurred.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“FRB” means a Federal Reserve Bank of the United States of America.

“Government Security” means a security issued or guaranteed by the United States of America or an agency or instrumentality thereof representing a full faith and credit obligation of the United States of America and, with respect to each of the foregoing, that is maintained in book-entry form on the records of an FRB.

“Hague Securities Convention” means The Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (Concluded 5 July 2006), which became effective in the United States of America on April 1, 2017.

“Instructions” has the meaning specified in Section 9.

“Instruments” has the meaning specified in Section 9-102(a)(47) of the UCC.

“Investment Property” has the meaning specified in Section 9-102(a)(49) of the UCC.

“Notice of Exclusive Control” has the meaning set forth in Section 4.

“Remittance Date” is defined in Section 13.

“Securities Account” has the meaning specified in Section 8-501(a) of the UCC.

“Securities Intermediary” has the meaning specified in Section 8-102(a)(14) of the UCC.

“Security” has the meaning specified in Section 8-102(a)(15) of the UCC.

“Security Entitlement” has the meaning specified in Section 8-102(a)(17) of the UCC.

“Uncertificated Security” has the meaning specified in Section 8-102(a)(18) of the UCC.

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(b)       Initially capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in (or by reference in) the Indenture. This Agreement shall be interpreted in accordance with the conventions set forth in Subsections 1.01(a) through (g) of the Indenture.

(c)       All terms defined directly or by reference in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein.

SECTION 2.        Appointment of Custodian; Acknowledgement of Receipt of Trust Account Property. (a) Each of the Issuer and the Indenture Trustee hereby appoints the Custodian as custodian of the Trust Account Property.

(b)       The Issuer shall cause all Trust Account Property acquired by or on behalf of the Issuer to be transferred to the Custodian for credit to the applicable Trust Account, and the Custodian shall credit such Trust Account Property to the applicable Trust Account, for the benefit of the Issuer as owner and the benefit of the Indenture Trustee as secured party in accordance with the Indenture and the Issuer shall take or cause to be taken any and all other actions necessary to create in favor of the Indenture Trustee a valid and perfected, first-priority security interest granted to the Indenture Trustee under the Indenture in the Trust Accounts and all Trust Account Property credited to the Trust Accounts, as follows:

(i)       in the case of each Certificated Security or Instrument (other than a Government Security, Euroclear Security or Clearstream Security), by (A) causing the continuous delivery of such Certificated Security or Instrument to the Custodian in bearer form or registered in the name of the Custodian or its nominee or indorsed to the Custodian or its nominee or in blank by an effective indorsement and (B) causing the Custodian to continuously identify on its books and records that such Certificated Security or Instrument is credited to the applicable Trust Account;

(ii)       in the case of each Uncertificated Security (other than a Government Security, Euroclear Security or Clearstream Security), by (A) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian and (B) causing the Custodian to continuously identify on its books and records that such Uncertificated Security is credited to the applicable Trust Account;

(iii)       in the case of each Euroclear Security and Clearstream Security, by (A) causing Euroclear or Clearstream, as the case may be, to credit such security to the Custodian’s Securities Account (or to the Securities Account of a Securities Intermediary acting in such capacity on behalf of the Custodian and which has credited such security to a Securities Account of the Custodian with such Securities Intermediary) at Euroclear or Clearstream, as the case may be, (B) causing the Custodian to continuously identify on its books and records that such Euroclear Security or Clearstream Security is credited to the applicable Trust Account as a Financial Asset, and (C) causing such Euroclear Security or Clearstream Security to be (1) continuously registered to Euroclear or Clearstream, as the case may be, and (2) continuously identified on the books and records of Euroclear or Clearstream, as the case may be, as credited to the Securities Account of the Custodian (or to the Securities Account of a Securities Intermediary acting in such capacity on behalf of the Custodian and which has credited such security to a Securities Account of the Custodian with such Securities Intermediary);

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(iv)       in the case of each Government Security, by (A) causing the crediting of such Government Security to a Securities Account of the Custodian at an FRB, (B) causing the Custodian to continuously identify on its books and records that such Government Security is credited to the applicable Trust Account as a Financial Asset, and (C) causing the continuous crediting of such Government Security to a Securities Account of the Custodian at such FRB;

(v)       in the case of each Financial Asset not covered by the foregoing clauses (i) through (iv), by causing the transfer of such Financial Asset to the Custodian in accordance with applicable law and regulation and causing the Custodian to credit such Financial Asset to the applicable Trust Account;

(vi)       with respect to any Deposit Account as to which the Custodian is not the bank at which such Deposit Account is maintained or the Indenture Trustee is not the “customer” (within the meaning of Section 4-104(1)(e) of the UCC) of such bank with respect to such Deposit Account, by causing such bank, the Issuer and the Indenture Trustee to enter into an agreement containing provisions substantially similar to the provisions of this Agreement relating to the Trust Accounts; and

(vii)       with respect to any other Trust Account Property that at any time now or hereafter and for any reason does not give rise to a Security Entitlement upon being credited to a Trust Account, and which is held in or credited to the applicable Trust Account, the Custodian and the Issuer each hereby acknowledges that, for purposes of perfecting the security interest of the Indenture Trustee, the Custodian holds and will hold possession of such Trust Account Property for the benefit of and as bailee for the Indenture Trustee in its capacity as secured party.

(c)       To the extent that the Indenture Trustee or Custodian shall hold Permitted Investments that constitute investment property through a securities intermediary (other than Euroclear and Clearstream), such securities intermediary shall agree with the Indenture Trustee or Custodian, as applicable, that (i) the account agreement establishing a securities account with such institution shall provide that the account agreement is governed solely by the law of New York and that the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention; and (ii) such institution acting as securities intermediary shall have and shall continue to have at all relevant times one or more offices (within the meaning of the Hague Securities Convention) in the United States of America which satisfies the “qualifying office” condition provided in the second sentence of Article 4(1) of the Hague Securities Convention. Terms used in the preceding sentence that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC.

(d)       To the extent that the Indenture Trustee or the Custodian shall hold Permitted Investments that constitute investment property as a securities intermediary for the Issuer, the Indenture Trustee or the Custodian, as applicable and in each case in its capacity as securities intermediary, represents to the Issuer that:

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(i)       it is a “securities intermediary,” as such term is defined in Section 8-102(a)(14)(ii) of the relevant UCC, that in the ordinary course of its business maintains “securities accounts” for others, as such term is used in Section 8-501 of the relevant UCC, and an “intermediary” as defined in the Hague Securities Convention; and

(ii)       the Indenture Trustee is not a “clearing corporation,” as such term is defined in Section 8-102(a)(5) of the relevant UCC.

(e)       To the extent that the Indenture Trustee or the Custodian shall hold Permitted Investments that constitute investment property as a securities intermediary, the Indenture Trustee or the Custodian, as applicable and in each case, in its capacity as securities intermediary, agrees with the Issuer that:

(i)       pursuant to Section 8-110(e)(1) of the relevant UCC for purposes of the relevant UCC and the Hague Securities Convention, the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention and the “securities intermediary’s jurisdiction” as defined in the relevant UCC shall be the State of New York;

(ii)       the Indenture Trustee or the Custodian, as applicable, has and shall continue to have at all relevant times one or more offices (within the meaning of the Hague Securities Convention) in the United States of America, which satisfies the “qualifying office” condition provided in the second sentence of Article 4(1) of the Hague Securities Convention.

SECTION 3.        The Trust Accounts. (a) The Issuer agrees to establish and maintain the Trust Accounts at the Custodian according to Section 4.02 of the Indenture and the applicable Indenture Supplement. The Custodian further agrees that (i) each Trust Account that is at the Custodian is and shall at all times be maintained by the Custodian as a Securities Account in the Custodian’s trust department, (ii) the Custodian is acting and will act as a Securities Intermediary with respect to such Trust Account, and (iii) all of the Trust Account Property (including credit balances and uninvested funds) deposited in, credited to or otherwise carried in such Trust Account shall be treated as Financial Assets.

(b)       The Issuer acknowledges its responsibility as a principal for all of its obligations to the Custodian arising under or in connection with this Agreement, warrants its authority to deposit in the Trust Accounts any Trust Account Property received therefor by the Custodian and to give Instructions relative thereto. The Issuer further agrees that the Custodian shall not be subject to, nor shall its rights and obligations under this Agreement or with respect to the Trust Accounts be affected by, any agreement between the Issuer and any other Person, except as otherwise provided in this Agreement or unless otherwise agreed by the Issuer and the Custodian.

(c)       The Custodian shall hold and keep safe as custodian for the Trust Accounts, on behalf of the Issuer and the Indenture Trustee, all Trust Account Property in each Trust Account. The crediting of Trust Account Property to the Trust Accounts shall result in Security Entitlements to such Trust Account Property in favor of the Issuer, subject to the security interest of the Indenture Trustee as a secured party.

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(d)       All transactions involving the Trust Account Property shall be executed or settled solely in accordance with Instructions, except that until the Custodian receives Instructions to the contrary, the Custodian will:

(i)       collect all interest and dividends and all other income and payments, whether paid in cash or in kind, on the Trust Account Property, as the same become payable, and credit the same to the applicable Trust Account;

(ii)       present for payment all Securities held in a Trust Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation to the extent that a Custodian Authorized Officer has actual knowledge based on notices received at the notice address provided in Section 17 of such opportunities and hold the cash received in such Trust Account pursuant to this Agreement;

(iii)       (A) exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves) to the extent notice of such exchange has been sent to a Custodian Authorized Officer and (B) when notification of a tender or exchange offer (other than ministerial exchanges described in the foregoing clause (A)) is received for such Trust Account, use reasonable efforts to receive Instructions, provided that if such Instructions are not received in time for the Custodian to take timely action, no action shall be taken with respect thereto and the Custodian shall have no liability for failure to have taken such action;

(iv)       execute on behalf of the Issuer for each Trust Account, whenever the Custodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Trust Account Property in the applicable Trust Account; and

(v)       appoint brokers and agents for any of the ministerial transactions involving the Securities described in clauses (i) through (iv) of this Section 3(d), including, without limitation, affiliates of the Custodian.

(e)       The Custodian hereby acknowledges the security interest granted to the Indenture Trustee by the Issuer and that, to perfect such security interest, it holds all Trust Account Property in its possession or control for the benefit of the Indenture Trustee. The Custodian shall maintain all Trust Account Property free of any lien, charge or claim of any kind in favor of the Custodian or any Person claiming through the Custodian (other than the Indenture Trustee), and it will not assert any lien, encumbrance, claim or right of set-off against the Trust Account Property, the Trust Accounts or any Financial Assets carried in the Trust Accounts or any credit balance in the Trust Accounts, except as otherwise expressly permitted by this Agreement or the Indenture. The Custodian will not enter into any agreement other than this Agreement with any Person requiring the Custodian’s compliance with “entitlement orders” (as such term is defined in Article 8 of the UCC) concerning the Trust Accounts originated by such Person without the prior written consent of the Issuer and the Indenture Trustee except as otherwise provided herein. The Custodian represents that no such agreement relating to the Trust Account Property with any Person is now in effect.

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SECTION 4.        Control. (a) In order to perfect the security interest of the Indenture Trustee in accordance with Sections 8-106 and 9-106 of the UCC, the Issuer expressly authorizes the Custodian, and the Custodian agrees, to comply with Entitlement Orders issued by the Indenture Trustee or its authorized representatives with respect to any Trust Account without the further consent of the Issuer or any other Person. Until such time as the Indenture Trustee delivers a written notice to the Custodian, substantially in the form of Exhibit A hereto, that the Indenture Trustee is thereby exercising exclusive control over such Trust Account (a “Notice of Exclusive Control”), the Custodian may make trades of Financial Assets held in the Trust Accounts, or otherwise withdraw Trust Account Property from the Trust Accounts, pursuant to the Instructions of the Issuer or its authorized representatives, and comply with Entitlement Orders concerning the Trust Accounts from the Issuer or its authorized representatives. After the Custodian receives the Notice of Exclusive Control, the Custodian will promptly cease complying with Entitlement Orders or other directions concerning such Trust Account (including any provision hereof regarding payments to the Issuer) originated by the Issuer or its representatives notwithstanding any contrary provision in this Agreement.

(b)       Upon issuance by the Indenture Trustee of a Notice of Exclusive Control described in this Section 4, the Indenture Trustee may, without duplication, (i) cause the name of the Trust Accounts to be changed to reflect that the Indenture Trustee is the sole “entitlement holder” (as such term is defined in Article 8 of the UCC) of the Trust Accounts as trustee on behalf of the beneficiaries of its security interest under the Indenture, or (ii) instruct that all Trust Account Property be transferred to new accounts with the Custodian as to which the Indenture Trustee is the sole “entitlement holder” (as such term is defined in Article 8 of the UCC) of the Trust Accounts as trustee on behalf of the beneficiaries of its security interest under the Indenture.

SECTION 5.        Use of Subcustodian. The Custodian shall not maintain any Trust Account Property in a custody account that has been established through another bank or trust company acting as subcustodian unless it is authorized to do so in writing by the Issuer.

SECTION 6.        Records, Ownership of Trust Account Property, Statements and Opinions of Independent Certified Public Accountants.

(a)       The Trust Account Property shall be clearly recorded on the Custodian’s books as (i) being beneficially owned by the Issuer and not the Custodian and (ii) subject to a security interest in favor of the Indenture Trustee. The Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for the Trust Accounts. All accounts, books and records of the Custodian relating thereto shall be open to inspection and audit at all reasonable times during normal business hours upon reasonable prior written notice by any Person designated by the Issuer. The Issuer shall reimburse the Custodian for its reasonable out-of-pocket expenses in connection with such inspection or audit in accordance with Section 13. All such accounts shall be maintained and preserved in a form reasonably requested by the Issuer.

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(b)       At the request of the Issuer, the Custodian shall deliver to the Issuer, with a copy to the Servicer, the most recent non-confidential written report, if any, prepared by the Custodian’s independent certified public accountants with respect to the custodial services provided by the Custodian to its customers.

(c)       The Issuer may elect to participate in any of the electronic on-line service and communications systems offered by the Custodian which can provide the Issuer, on a daily basis, with the ability to view on-line or to print a hard copy of various reports of any Trust Account’s activity and of the Trust Account Property. To the extent that such service shall include market values of any of the Securities, the Issuer hereby acknowledges that the Custodian now obtains and may in the future obtain information on such values from outside sources that the Custodian considers to be reliable and the Issuer agrees that the Custodian (i) does not verify nor represent or warrant either the reliability of such service nor the accuracy or completeness of any such information furnished or obtained by or through such service and (ii) shall be without liability in selecting and utilizing such service or furnishing any information derived therefrom.

(d)       The Custodian shall issue a confirmation or safekeeping receipt to the Issuer for each Security received by the Custodian hereunder which identifies (as applicable) the issuer, the maturity date, the face amount and the coupon rate. The Custodian shall provide to the Issuer a custodial statement for each preceding month listing the Financial Assets held in each Trust Account. Such report shall include the principal amount of each Financial Asset. The Issuer shall promptly review all such reports and shall promptly advise the Custodian of any error, omission or inaccuracy in same. In no event shall the Custodian be required to determine or report the market value of any Financial Asset.

SECTION 7.        Holding of Financial Assets, Nominees, etc. In order to perfect the Indenture Trustee’s security interest in the Financial Assets credited to the Trust Accounts, the Financial Assets shall at all times be held or maintained in the Custodian’s name or in the name of the Custodian’s nominee. The Custodian may combine certificates representing Financial Assets held in a Trust Account with certificates of the same issue held by it as fiduciary or as a custodian.

SECTION 8.        Proxies, etc. If a Custodian Authorized Officer shall receive any proxies, notices, reports or other communications relative to any of the Financial Assets, the Custodian shall (within three Business Days after receipt by the Custodian) transmit to the Issuer, with a copy to the Servicer, or notify the Issuer of the receipt of, such proxies, notices, reports or other communications. Neither the Custodian nor its nominees or agents shall vote upon or in respect of any of the Financial Assets in any Trust Account, execute any form of proxy to vote thereon, or give any consent or take any action (except as provided in Sections 3 and 4) with respect thereto except upon the receipt of Instructions relative thereto.

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SECTION 9.        Instructions. (a) The term “Instructions” means instructions from the Issuer (which may be by the Servicer on behalf of the Issuer pursuant to the Servicing Agreement) or the Indenture Trustee in respect of any of the Custodian’s duties hereunder which have been received by the Custodian as shall have been furnished by the Custodian to the Issuer pursuant to the provisions hereof. All Instructions shall be communicated: (i) in writing (including, without limitation, facsimile transmission) signed or given by such one or more Person or Persons as the Issuer, the Servicer on behalf of the Issuer or the Indenture Trustee, as the case may be, shall have from time to time authorized in writing to give the particular class of Instructions in question and whose name and (if applicable) signature and office address have been filed with the Custodian, (ii) electronically through an electronic on-line service and communications system offered by the Custodian or other electronic instruction system acceptable to the Custodian or (iii) in such other form of instructions as the Issuer or the Indenture Trustee may from time to time authorize in writing and which the Custodian has agreed in writing to accept. The Custodian shall not act upon any oral Instructions from the Issuer, the Servicer on behalf of the Issuer, the Indenture Trustee or their authorized agents. The Custodian shall promptly provide notice to the Indenture Trustee of any Instructions received by it from the Issuer or the Servicer on behalf of the Issuer.

(b)       The Custodian shall have the right to assume in the absence of notice to the contrary from the Issuer, the Servicer on behalf of the Issuer or the Indenture Trustee, as the case may be, that any Person whose name is on file with the Custodian pursuant to this Section 9 has been authorized by the Issuer, the Servicer or the Indenture Trustee, as the case may be, to give the Instructions in question and that such authorization has not been revoked. The Custodian may act upon and conclusively rely on, without any liability to the Issuer or any other Person or entity for any losses resulting therefrom, any Instructions reasonably believed by it to be furnished by the proper Person or Persons as provided above.

(c)       Instructions may relate to specific transactions or to types or classes of transactions, any investment of funds, including in Permitted Investments, and may be in the form of standing instructions. Without limiting the foregoing:

(i)       The Indenture Trustee or (prior to the delivery of a Notice of Exclusive Control) the Issuer may from time to time issue Instructions, in accordance with Section 9(a), directing the Custodian to release any Financial Asset held in physical form to the Indenture Trustee, the Issuer or the designee of the instructing party. The Custodian is hereby authorized, upon written receipt of any such Instructions, to release any such Financial Asset to the Issuer or its designee. All Financial Assets so released to any designee of the Issuer shall be held in trust for the benefit of the Issuer as owner and the Indenture Trustee as secured party. The Issuer or its designee shall return such Financial Asset to the Custodian when the Issuer’s need therefor no longer exists, unless the Financial Asset has been sold or liquidated by the Issuer. The Issuer shall notify the Custodian if such Financial Asset has been sold or liquidated, and the Custodian shall no longer have any duties, responsibilities or liability with respect to such Financial Asset.

(ii)       Upon written notification from the Issuer or the Indenture Trustee, the Custodian shall return the Financial Assets and any other Trust Account Property in the applicable Trust Account to or at the direction of the Issuer. Any such delivery shall constitute a complete discharge of the Custodian from any and all further liability for such Financial Assets and Trust Account Property hereunder.

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(iii)       Prior to the delivery of a Notice of Exclusive Control, the Issuer may give Instructions with respect to any vote to be taken upon or in respect of any of the Securities in any Trust Account.

SECTION 10.        Standard of Care. (a) The Custodian shall be responsible for the performance of only such duties as are set forth in this Agreement. The Custodian will act without negligence with respect to the safekeeping of Trust Account Property in the Trust Accounts and, except as otherwise expressly provided in this Agreement, in carrying out its obligations under this Agreement. The Custodian will give the Trust Account Property in the Trust Accounts equal care and safeguards as are afforded similar property owned by the Custodian.

(b)       Absent negligence, the Custodian shall not be responsible for the title, validity or genuineness of any Trust Account Property or other property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and may rely and shall be protected in acting or refraining from acting on any written notice, request, waiver, consent or instrument believed by it to be genuine and to have been signed or presented by the proper party or parties. The Custodian shall have no duty to determine or inquire into the happening or occurrence of any event or contingency. The Custodian may consult with and obtain advice from legal counsel as to any provision hereof or its duties hereunder and shall be fully protected in acting on advice of such counsel. The Custodian may conclusively rely on, without liability for any loss resulting therefrom, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed or furnished by the proper party or parties, including, without limitation, Instructions. The Custodian shall not be required to expend or risk its own funds in performance of its duties hereunder unless indemnity reasonably satisfactory to Custodian is assured to it. The Issuer agrees to indemnify, defend and hold the Custodian, its officers, directors, employees and agents harmless from and against any and all losses, claims, damages, demands, expenses, costs, cause of action, judgments or liabilities that may be incurred by the Custodian, its officers, directors, employees and agents arising directly or indirectly out of or in connection with the Custodian’s acceptance or appointment as Custodian hereunder, including the reasonable legal costs and expenses as such expenses are incurred (including, without limitation, the expenses of any experts, counsel or agents) of investigating, preparing for or defending itself against any action, claim or liability in connection with its performance hereunder or defending any claim or bringing any claim to enforce the indemnification obligations of the Issuer hereunder. In no event, however, shall the Issuer be obligated to indemnify the Custodian and save the Custodian harmless from any fees, expenses, charges and/or liabilities incurred by the Custodian as a result of its own willful misconduct, bad faith or negligence. Anything in this Agreement notwithstanding, in no event shall the Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to loss of profits), even if the Custodian has been advised of such loss or damage and regardless of the form of action. The indemnification in favor of the Custodian in this Agreement shall survive any resignation or removal of the Custodian (to the extent of indemnified liabilities, costs, expenses and other indemnified amounts arising or incurred prior to, or arising as a result of actions or omissions occurring prior to, such resignation or removal) and the termination of this Agreement.

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(c)       In no event shall the Custodian be liable for any consequential, special, punitive or indirect damages. The Custodian shall have no liability for loss arising from any cause beyond its control, including but not limited to, the act, failure or neglect of any agent or correspondent selected by the Custodian for the remittance of funds; any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator; or the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

(d)       In the event the Issuer subscribes to an electronic on-line service and communications system offered by the Custodian, the Issuer shall be fully responsible for the security of the Issuer’s connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards with respect thereto and agrees to defend and indemnify the Custodian and hold the Custodian harmless from and against any and all losses, damages, costs and expenses (including the reasonable fees and expenses of counsel) incurred by the Custodian as a result of any improper or unauthorized use of such terminal by the Issuer or by any others (including the costs and expenses of enforcing such indemnification obligation) unless the loss, damage, cost or expense is a result of the Custodian’s negligence or misconduct.

(e)       All collections of funds or other property to be paid in respect of Trust Account Property in a Trust Account shall be made for the account of, and at the risk of, the Issuer, and the Custodian shall not be liable to the Issuer in the event that the obligor on any Trust Account Property (other than Trust Account Property issued by the Custodian) fails to make any payment due thereunder. The Custodian may hold funds uninvested (without any requirement to pay for interest or earnings) in the absence of written investment direction. For the avoidance of doubt, such written investment direction may include standing directions.

(f)       Absent negligence, the Custodian shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Custodian of any payment, redemption or other transaction regarding Trust Account Property in a Trust Account in respect of which the Custodian has agreed to take action as provided in Section 3 hereof. The Custodian shall not be liable for any loss resulting from, or caused by, acts of governmental authorities (whether de jure or de facto), including, without limitation, nationalization, expropriation and the imposition of currency restrictions; devaluations of or fluctuations in the value of currencies; changes in laws and regulations applicable to the banking or securities industry; market conditions that prevent the orderly execution of securities transactions or affect the value of Trust Account Property; acts of war, terrorism, insurrection or revolution; strikes or work stoppages; the inability of a local clearing and settlement system to settle transactions for reasons beyond the control of the Custodian or hurricane, cyclone, earthquake, volcanic eruption, nuclear fusion, fission or radioactivity or other acts of God.

(g)       The Custodian shall have no liability in respect of any loss, damage or expense suffered by the Issuer, insofar as such loss, damage or expense arises from the performance of the Custodian’s duties hereunder by reason of the Custodian’s reliance upon records that were maintained for the Issuer by entities other than the Custodian prior to the Custodian’s employment under this Agreement.

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(h)       The Custodian shall have no responsibility or liability to the Indenture Trustee for releasing any of the Trust Account Property held in a Trust Account at the direction of the Issuer or its authorized representatives in accordance with Section 9 hereof or, subject to Section 4 hereof, complying with Entitlement Orders concerning a Trust Account from the Issuer or its authorized representatives, which are received by the Custodian before the Custodian receives a Notice of Exclusive Control from the Indenture Trustee or its authorized representatives. The Custodian shall have no responsibility or liability to the Issuer for complying with a Notice of Exclusive Control or complying at any time with Entitlement Orders concerning a Trust Account originated by the Indenture Trustee. The Custodian shall have no duty to investigate or make any determination as to whether a Default or Event of Default exists under the Indenture, and shall comply with a Notice of Exclusive Control without investigation even if the Custodian receives a claim that no such Default or Event of Default exists or believes that no such Default or Event of Default exists. In no event shall the Custodian be deemed to have notice of any Event of Default or Default unless notice of such event has been sent to a Custodian Authorized Officer. This Agreement does not create any obligation or duty on the part of the Custodian other than those expressly set forth herein. Upon receipt of a Notice of Exclusive Control with respect to a Trust Account, the Custodian shall notify the Issuer, with a copy to the Servicer, of its receipt of such Notice of Exclusive Control. The Custodian may fully rely, and may take the actions herein set forth, notwithstanding any notice of dispute between the Indenture Trustee and the Issuer.

(i)       The Custodian shall not be responsible for determining whether the investment Instructions delivered by the Servicer to the Custodian pursuant to Section 2.2(f) of the Servicing Agreement direct the Custodian to invest in Permitted Investments.  The Custodian shall have no liability for any determination of Permitted Investment or Instruction made by the Servicer thereunder.

(j)       The provisions of this Section shall survive termination of this Agreement or the earlier resignation or removal of the Custodian.

SECTION 11.        No Additional Duties. The parties acknowledge and agree that the Custodian shall not have any additional duties other than those expressly provided herein. Notwithstanding any other provisions of this agreement, the Custodian shall have no duty, obligation or liability to ensure compliance with any regulation or statute applicable to the Issuer.

SECTION 12.        Investment Limitations and Legal or Contractual Restrictions or Regulations. The Custodian shall not be liable to the Issuer and the Issuer agrees to indemnify the Custodian and its nominees (which indemnification shall include costs and expenses related to enforcement), for any loss, damage or expense suffered or incurred by the Custodian or its nominees arising out of any violation of any investment restriction or other restriction or limitation applicable to the Issuer pursuant to any contract or any law or regulation, unless the loss, damage or expense is a result of the Custodian’s negligence or misconduct. The provisions of this Section 12 shall survive termination of this Agreement or the earlier resignation or removal of the Custodian.

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SECTION 13.        Fees and Expenses. The Custodian shall be entitled to receive such compensation for its services pursuant to this Agreement as may be mutually agreed upon by the Custodian and the Issuer in writing from time to time and the Custodian’s reasonable out-of-pocket or incidental expenses in connection with the performance of this Agreement, including (but without limitation) legal fees as described in this Agreement and/or deemed necessary in the judgment of the Custodian to keep safe or protect the Trust Account Property in the Trust Accounts. The Issuer hereby agrees to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Trust Account Property in the Trust Accounts and also agrees to hold the Custodian and its nominees harmless from any liability as a record holder of Trust Account Property in the Trust Accounts. The provisions of this Section shall survive the termination of this Agreement or the earlier resignation or removal of the Custodian.

All fees and other amounts payable by the Issuer hereunder shall be paid by the Issuer to the Custodian by wire transfer or check on September 30 of each year, beginning in September, 2018 or if such day is not a business day, the following business day (each, a “Remittance Date”). With respect to each Remittance Date, the Custodian shall be paid the amounts shown on any invoice furnished by the Custodian to the Issuer, with a copy to the Servicer, no later than the 15th day of the month prior to the month in which such Remittance Date occurs, which invoice shall be in reasonable detail, separately listing any expense, liability or loss (together with reasonable supporting documentation with respect to any expense, liability or loss).

SECTION 14.        Representations and Warranties.

(a)       The Issuer hereby represents, warrants and covenants, as applicable, to the Custodian and the Indenture Trustee that:

(i)       the employment of the Custodian and the allocation of fees, expenses and other charges to the Trust Accounts as provided in this Agreement are not prohibited by law or any governing documents or contracts to which it is subject;

(ii)       the terms of this Agreement do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise;

(iii)       this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon it in accordance with its terms; and

(iv)       it will deliver to the Custodian such evidence of such authorization as the Custodian may reasonably require, whether by way of a certified resolution or otherwise.

(b)       The Custodian hereby represents, warrants and covenants, as applicable, to the Issuer and the Indenture Trustee that:

(i)       the terms of this Agreement do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise;

(ii)       this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon it in accordance with its terms, except (A) as may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general equitable principles, regardless of whether considered in a proceeding in equity or at law and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought;

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(iii)       it will deliver to the Issuer such reasonable evidence of such authorization as the Issuer may reasonably require, whether by way of a certified resolution or otherwise;

(iv)       (A) it is and will remain a “securities intermediary” within the meaning of such term in Section 8-102(a)(14) of Article 8 of the UCC, (B) it is and will remain a “securities intermediary” within the meaning of such term in 31 C.F.R. §357.2 (Regulations Governing Book-Entry Treasury Bonds, Notes and Bills) and (C) it has received a copy of this Agreement signed by the Issuer and the Indenture Trustee;

(v)       each Trust Account will be treated as a Securities Account;

(vi)       it is a bank or trust company located within the United States having a combined capital and surplus of at least $200,000,000 as set forth in its most recent published annual report of condition and its long-term unsecured debt obligations are rated at least “BBB+” by S&P and “Baa1” by Moody’s;

(vii)       it is not a clearing corporation (as such term is used in Section 8-102(a)(5) of the UCC); and

(viii)       it does not have “notice” (as such term is used in Section 8-105 of the UCC) of any right, title, interest or claim (including, without limitation, any adverse claim) by any Person other than the Issuer and the Indenture Trustee in or to any of the Trust Account Property.

(c)       The Indenture Trustee hereby represents, warrants and covenants, as applicable, to the Issuer and the Custodian that:

(i)       the terms of this Agreement do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise;

(ii)       this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon it in accordance with its terms except (A) as may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general equitable principles, regardless of whether considered in a proceeding in equity or at law and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought;

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(iii)       it will deliver to the Issuer such reasonable evidence of such authorization as the Custodian may reasonably require, whether by way of a certified resolution or otherwise;

(iv)       it is not a clearing corporation (as such term is defined in Section 8-102(a)(5) of the UCC); and

(v)       it does not have “notice” (as such term is used in Section 8-105 of the UCC) of any right, title, interest or claim (including, without limitation, any adverse claim) by any Person other than the Issuer and the Indenture Trustee in or to any of the Trust Account Property.

SECTION 15. No Petition. The Custodian, by entering into this Agreement, hereby covenants and agrees that it will not at any time institute against the Issuer or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement; provided that nothing in this paragraph shall preclude, or be deemed to estop, the Custodian from taking any action prior to the expiration of the applicable preference period in any involuntary proceeding filed or commenced against the Issuer by a Person other than the Custodian or to otherwise limit any claims that the Custodian may have against the Issuer.

SECTION 16. Publicity. The Issuer shall furnish to the Custodian at its address for notice as set forth in Section 17, prior to any distribution thereof, copies of any material prepared for distribution to any Persons who are not parties hereto that refer in any way to the Custodian. The Issuer shall not distribute or permit the distribution of such materials if the Custodian reasonably objects in writing within ten (10) Business Days of receipt thereof (or such other time as may be mutually agreed) after receipt thereof. The provisions of this Section shall survive the termination of this Agreement.

SECTION 17. Notices. Except as otherwise specifically provided for in this Agreement, all notices and other communications between the parties shall be (a) in writing and shall be either hand delivered or mailed by first class mail, postage prepaid, or sent by electronic facsimile or courier to the address below and (b) deemed effective when received.

(i)	If to the Issuer:

Synchrony Card Issuance Trust
c/o Synchrony Bank, as Administrator
777 Long Ridge Road
Stamford, Connecticut 06902
Attention: Eric Duenwald – Treasurer

Telephone: (203) 585-2906
Facsimile: (844) 265-2601

Email: Eric.Duenwald@syf.com

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(ii)	If to the Servicer:

Synchrony Bank
777 Long Ridge Road
Stamford, Connecticut 06902
Attention: Eric Duenwald – Treasurer

Telephone: (203) 585-2906
Facsimile: (844) 265-2601

Email: Eric.Duenwald@syf.com

(iii)	If to the Custodian:

The Bank of New York Mellon

Attention: Corporate Trust Office – Synchrony Card Issuance Trust

101 Barclay Street

New York, NY 10286

(iv)	If to the Indenture Trustee:

The Bank of New York Mellon

Attention: Corporate Trust Office – Synchrony Card Issuance Trust

101 Barclay Street

New York, NY 10286

Each party may change its address for purposes hereof by giving notice to the other parties in accordance with the provisions of this paragraph.

SECTION 18. Amendment, Modifications, etc. No provision of this Agreement may be amended, modified or waived except in a writing signed by the parties hereto. No waiver of any provision hereto shall be deemed a continuing waiver unless it is so designated. No failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

SECTION 19. Term; Termination. (a) This Agreement may be terminated by the Issuer by an instrument in writing delivered or mailed, postage prepaid, to the Custodian and the Indenture Trustee, such termination to take effect on the date of such delivery or receipt by the Custodian; provided, however, that until a successor custodian shall have been appointed by the Issuer, and the Custodian shall have transferred the Financial Assets and other Trust Account Property as provided below, this Agreement shall continue in full force and effect.

(b)       This Agreement may be terminated by the Custodian by an instrument in writing delivered or mailed, postage prepaid, to the Issuer and the Indenture Trustee, such termination to take effect not sooner than (i) thirty (30) days after the date of such delivery or mailing if The Bank of New York Mellon is being replaced as Indenture Trustee under the Indenture, or (ii) ninety (90) days after the date of such delivery or mailing; provided, however, that until a successor custodian shall have been appointed, and the Custodian shall have transferred the Trust Account Property as provided below to such successor custodian, this Agreement shall continue in full force and effect. If such successor custodian is not appointed by the Issuer within ninety (90) days of the delivery by the Custodian of its notice of termination of this Agreement, the Indenture Trustee acting alone shall designate such successor custodian, in writing delivered to the Issuer and the Custodian, selected from among the ten largest commercial banks (in terms of deposit) in New York City or in accordance with the directions of a final order or judgment of a court of competent jurisdiction. If a successor custodian shall be appointed as herein provided upon termination of this Agreement, the Custodian shall transfer all Trust Account Property to the designated account of the successor custodian physically or in the appropriate book-entry system, if feasible, and thereupon the Custodian shall be discharged from any and all further responsibility hereunder.

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SECTION 20. Assignments. The Custodian acknowledges that the Issuer’s rights under this Agreement have been pledged to the Indenture Trustee in its capacity as indenture trustee as security for the obligations of the Issuer described as secured obligations in the Indenture. The Custodian agrees to perform its duties hereunder for the benefit of the Indenture Trustee and its successors and assigns and agrees that from and after the date on which the Custodian receives a Notice of Exclusive Control it will only accept instructions from the Indenture Trustee. Except as otherwise provided in the first sentence of this Section, this Agreement shall not be assignable by any party, except as otherwise provided in this Agreement, but shall bind the successors in interest of the Issuer and the Custodian.

SECTION 21. Jurisdiction and Location of Custodian; Applicable Law. (a) Regardless of any contrary provision in any other agreement, the Custodian, the Indenture Trustee and the Issuer hereby agree that the State of New York shall be the Custodian’s location and its “jurisdiction” for the purposes of this Agreement and the perfection, effect of perfection or nonperfection and priority of the Indenture Trustee’s security interest in the Trust Accounts and the Financial Assets and other Trust Account Property credited thereto.

(b)       To the extent that there are any other agreements with the Issuer, the Indenture Trustee or Custodian governing the Trust Accounts (any or each of such agreements, also an “Account Agreement”), the parties agree that each and every such agreement is hereby amended to provide that with respect to the Trust Accounts, the law applicable to all issues specified in Article 2(1) of the Hague Securities Convention shall be the laws of the State of New York.

SECTION 22. Governing Law. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW AND ARTICLES 8 AND 9 OF THE UCC, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

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EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 17 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 23. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 24. Entire Agreement. This Agreement, together with all Schedules and Exhibits attached hereto, contain the entire agreement between the parties relating to the subject matter hereof and supersedes any oral statements and prior writings with respect thereto.

SECTION 25. Headings. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

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SECTION 26. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 27. Agents. The Custodian hereby acknowledges that it has been advised that any agent of the Issuer may act on behalf of the Issuer hereunder for purposes of all consents, amendments, waivers and other actions permitted or required to be taken, delivered or performed by the Issuer, and the Indenture Trustee agrees that any such action taken by an agent on behalf of the Issuer shall satisfy the Issuer’s obligations hereunder.

SECTION 28. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this document is executed and delivered by Citibank, N.A., not individually or personally, but solely as Trustee of the Issuer, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Citibank, N.A. but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Citibank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Citibank, N.A. has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer or any other party in this Agreement, and (e) under no circumstances shall Citibank, N.A. be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this document.

SECTION 29. Indenture Trustee. The Indenture Trustee shall be entitled to the same rights, protections and indemnities under this Agreement that it is entitled to under the Indenture.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, each of the parties has caused its duly authorized signatories to execute this Agreement as of the date first written above.

The Bank of New York Mellon, as Custodian

By:	/s/ Leslie Morales
Name:	Leslie Morales
Title	Vice President

S-1	Custody and Control Agreement

Synchrony Card Issuance Trust, as Issuer

By:	Citibank, N.A., not in its individual
capacity, but solely as Trustee

By:	/s/ Kristen Driscoll
Name:	Kristen Driscoll
Title	Vice President

S-2	Custody and Control Agreement

The Bank of New York Mellon, as Indenture Trustee

By:	/s/ Leslie Morales
Name:	Leslie Morales
Title	Vice President

S-3	Custody and Control Agreement

EXHIBIT A

INDENTURE TRUSTEE’S NOTICE OF EXCLUSIVE CONTROL

__________ __, 20___

TO:	The Bank of New York Mellon

Attention: Corporate Trust Office – Synchrony Card Issuance Trust

101 Barclay Street

New York, NY 10286

Re:	Notice of Exclusive Control – [ ] Account No. [ ]

Dear Sirs:

Pursuant to the provisions of the Custody and Control Agreement (the “Agreement”), dated as of November 30, 2017, among the undersigned as Indenture Trustee, Synchrony Card Issuance Trust, as Issuer, and you as Custodian, the undersigned hereby gives notice of the exercise of exclusive control over the [ACCOUNT/ACCOUNT NO.]. [Subject to the provisions of the Agreement, you are hereby instructed to transfer and credit on your books and records all Trust Account Property in the [ACCOUNT/ACCOUNT NO.] [to an account in the name of the undersigned as the Entitlement Holder]].

In accordance with the Agreement, you are hereby notified to cease complying with Entitlement Orders or other directions concerning the [ACCOUNT/ACCOUNT NO.] or the Financial Assets [and other Trust Account Property] therein originated by the Issuer or its representatives.

-i-

All capitalized terms used herein without definition have the same meanings as are ascribed to such terms in the Agreement.

Very truly yours,

The Bank of New York Mellon, as Indenture Trustee

By:
Name:
Title:

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